UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     February 15, 2013

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 15, 2013, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of AdCare Health Systems, Inc., entered into a Purchase and Sale Agreement (the “Avalon Purchase Agreement”) with Avalon Health Care, LLC (the “Seller”) to acquire certain land, buildings, improvements, furniture, vehicles, contracts, fixtures and equipment comprising: (i) a 180-bed skilled nursing facility known as Bethany Health and Rehab; and (ii) a 240-bed skilled nursing facility known as Trevecca Health and Rehab (collectively, the “Facilities”), both located in Nashville, Tennessee for an aggregate purchase price of $28,000,000, subject to the terms and conditions of the Avalon Purchase Agreement (the “Avalon Purchase”).  The purchase price consists of: (x) $25,000,000 cash consideration; and (y) a $3,000,000 promissory note issued by AdCare Holdings or its affiliate in favor of the Seller that shall bear interest at a fixed rate of five percent (5%) and have a three (3) year term.  In addition to payment of the purchase price, AdCare Holdings has also agreed to: (a) assume certain contracts and liabilities of the Seller pursuant to an assignment and assumption agreement; and (b) purchase the medical equipment necessary to operate the Facilities from an affiliate of the Seller in an amount to be determined at a later date.  AdCare Holdings may assign its right and liabilities under the Avalon Purchase Agreement to one or more entities which are owned or controlled directly by AdCare Holdings.

Pursuant to the Avalon Purchase Agreement, AdCare Holdings deposited $350,000 (the “Deposit”) into escrow to be held as earnest money.  Upon consummation of the Avalon Purchase, the Deposit will be retained by the Seller and applied against the purchase price therefor.  If AdCare Holdings terminates the Avalon Purchase Agreement after performing an inspection of the Facilities that is deemed unsatisfactory, the Deposit shall be returned to AdCare Holdings.

The closing of the Avalon Purchase is expected to occur on March 31, 2013.  AdCare Holdings may extend the closing until April 30, 2013, subject to AdCare Holdings’ payment of an additional $50,000 in earnest money (which shall be held and disbursed as part of the Deposit) and as otherwise permitted under the terms of the Avalon Purchase Agreement.  The closing of the Avalon Purchase is subject to customary closing conditions, indemnification provisions and termination provisions.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 22, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer